UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Ilustrato Pictures International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-56487	27-2450645
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

26 Broadway, Suite 934 New York,

New York, 10004

(Address of principal executive offices and Zip Code)

(917) 522-3202

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	ILUS	OTC Market, PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On March 31, 2025, Ilustrato Pictures International Inc. (the “Company”) confirms John-Paul Backwell’s resignation as an Officer and Managing Director, effective immediately. Mr. Backwell resigned to focus on his role as Chief Executive Officer of Fusion Fuel Green Plc, in which Ilustrato Pictures International Inc. became a shareholder on November 28, 2024. Mr. Backwell remains available to ensure an orderly transition. Mr. Backwell’s resignation was not due to any disagreement with the Company, its management, or its operations.

A copy of the press release announcing these management changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated March 31, 2025, announcing the resignation of John-Paul Backwell as Managing Director
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ilustrato Pictures International Inc.

/s/ Nicolas Link.
Nicolas Link
CEO

Date: March 31, 2025